Exhibit 99.1

Cadence Bancorporation reports

FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

HOUSTON (January 23, 2020) – Cadence Bancorporation (NYSE: CADE) (“Cadence”) today announced net income for the year ended December 31, 2019 of $202.0 million or $1.56 per diluted common share (“per share”), compared to $166.3 million or $1.97 per share for the year ended December 31, 2018. Net income for the quarter ended December 31, 2019 was $51.4 million or $0.40 per share, compared to $32.3 million or $0.39 per share for the quarter ended December 31, 2018, and $44.0 million or $0.34 per share for the quarter ended September 30, 2019. Returns on average assets and tangible common equity(1) for 2019 were 1.14% and 12.40%, respectively, as compared to 1.45% and 15.93%, respectively, for 2018.  Annualized returns on average assets and tangible common equity for the fourth quarter of 2019 were 1.14% and 11.82%, respectively, compared to 1.05% and 11.85%, respectively, for the fourth quarter of 2018 and 0.99% and 10.43%, respectively, for the third quarter of 2019.

“In 2019 we have a number of accomplishments to report. We grew and improved our deposit base, and we effectively managed our expenses and improved our net interest margin.  The State Bank merger has gone well and provided us access to attractive markets.  We have intentionally moderated our loan growth and have reduced exposure to higher risk components of our portfolio.  Elevated credit costs during 2019 have obviously masked these efforts.  Looking ahead, we expect to see improved credit results in 2020, and we remain confident our model will generate attractive returns for investors over time,” stated Paul B. Murphy, Jr., Chairman and Chief Executive Officer of Cadence Bancorporation.

Adjusted Performance Metrics (1):

•

Adjusted net income(1), excluding non-routine income and expenses(2), was $223.1 million for the full year of 2019 compared to $174.8 million for 2018.  For the fourth quarter of 2019, adjusted net income was $51.9 million, an increase of $10.4 million or 24.9% compared to the fourth quarter of 2018 and an increase of $7.8 million or 17.6% compared to the third quarter of 2019.

•

Adjusted pre-tax pre-provision net earnings(1) for the full year 2019 was $400.3 million, compared to $241.8 million for the full year 2018.  Adjusted pre-tax pre-provision net earnings in the fourth quarter of 2019 was $94.9 million, an increase of $31.5 million or 49.7% compared to the fourth quarter of 2018 and a decrease of $5.9 million or 5.9% compared to the third quarter of 2019.

•

Adjusted EPS(1) for the full year 2019 was $1.72 compared to $2.07 for 2018.  Adjusted EPS for fourth quarter of 2019 of $0.40 decreased from the prior year quarter of $0.50 and increased from the linked quarter of $0.34.

•

Adjusted annualized returns on average assets(1) and adjusted tangible common equity(1) for the full year 2019 were 1.26% and 13.60%, respectively, compared to 1.52% and 16.74% for the full year 2018, respectively, and for the fourth quarter of 2019 were 1.16% and 11.93%, respectively, compared to 1.35% and 15.19%, respectively, for the fourth quarter of 2018 and 0.99% and 10.47%, respectively, for the third quarter of 2019.

Fourth Quarter 2019 Highlights:

Cadence’s fundamental operating performance during the fourth quarter of 2019 continued to reflect the strengths of the business model, partially offset by the elevated credit costs in the current quarter.  Fourth quarter 2019 highlights (compared to the linked quarter) are as follows:

•	Continued to grow core deposits, reaching $14.5 billion, an increase of $270.2 million or 1.9%, including an increase in noninterest bearing deposits of $230.8 million or 6.4%.
•	Aggressively managed funding costs, with total cost of funds at 1.23% and total cost of deposits at 1.14%, representing declines of 18 basis points for each.
•

Neutralized the effect of declining rates on our earning assets through the impact of our hedging and deposit cost management.  Net interest margin (“NIM”) was 3.89%, a decline of 5 basis points or 1.3% due to a balance shift from loans to securities, impact of nonaccrual loans and accretion.  Net interest spread increased 1 basis point to 3.41%.

•	Continued focus on prudent expense management, with an adjusted efficiency ratio(1) of 50.9%.

•	Strong operating performance produced a solid 1.16% adjusted return on average assets and 11.93% adjusted return on tangible common equity, even with elevated credit costs during the quarter.
•

Ended 2019 with a well-positioned balance sheet reflecting increased liquidity, lower risk weighted assets, a strong capital base and meaningful fundamental earnings power throughout our business lines.

Balance Sheet:

Total assets were $17.8 billion as of December 31, 2019, an increase of $5.1 billion or 39.7% from December 31, 2018, and a decrease of $70.5 million or 0.4% from September 30, 2019.  The year-over-year increases throughout this release are impacted by the acquisition of State Bank Financial Corporation (“State Bank”), which added $4.8 billion in total assets on January 1, 2019.  Excluding the impact of the assets acquired from State Bank, total assets during 2019 increased $31.8 million or 0.3% from 2018.

Loans at December 31, 2019 totaled $13.0 billion as compared to $10.1 billion at December 31, 2018, an increase of $2.9 billion or 29.1%.  Excluding the impact of the loans acquired from State Bank, loans decreased $387.3 million or 3.9% since December 31, 2018.  Loans decreased $653.4 million or 4.8% from $13.6 billion at September 30, 2019.  The declines in loan balances reflect management’s efforts to reduce portfolio risk and moderate loan growth, combined with higher payoff activity and charge-offs.  Additionally, the declines included loans sold or transferred to the period end loans held-for-sale portfolio of $124.0 million for the full year 2019 and $96.0 million for the fourth quarter 2019.

Investment Securities at December 31, 2019 totaled $2.4 billion or 13.3% of total assets as compared to $1.2 billion or 9.3% of total assets at December 31, 2018, an increase of $1.2 billion or 99.5%.  Excluding the impact of the securities acquired from State Bank, investment securities increased $513.5 million or 43.2% since December 31, 2018.  Investment securities for the fourth quarter of 2019 increased $663.3 million from $1.7 billion, or 9.6% of total assets at September 30, 2019.  The increase in investment securities is a result of strong deposit growth combined with lower loan balances.

Funding activities continued to reflect strong performance, with meaningful core deposit growth, improved deposit mix and further decline in period-end brokered deposits.

Total deposits at December 31, 2019 totaled $14.7 billion as compared to $10.7 billion at December 31, 2018, an increase of $4.0 billion or 37.7%. Excluding the impact of deposits assumed from State Bank, core customer deposits (total deposits excluding brokered deposits) increased $779.7 million or 8.1% from December 31, 2018, offset by a decrease of $842.3 million in brokered deposits. The linked quarter change in total deposits included an increase of $270.2 million or 1.9% in core deposits, while brokered deposits declined by $317.1 million.  Brokered deposits represented 1.3% of total deposits at December 31, 2019 compared to 9.7% at December 31, 2018 and 3.5% at September 30, 2019.

Total borrowings were $372.2 million at December 31, 2019, down from $471.8 million at December 31, 2018 and up slightly from $371.9 million at September 30, 2019.  The year-over-year decline was largely due to lower FHLB borrowings as a result of increased core deposits, as well as a decline of approximately $50 million in long-term debt in the second quarter of 2019.

Shareholders’ equity was $2.5 billion at December 31, 2019, an increase of $1.0 billion or 71.1% from December 31, 2018, and decreased slightly, $15.1 million or 0.6%, from September 30, 2019. Tangible common shareholders’ equity(1) was $1.9 billion at December 31, 2019, an increase of $746.0 million from December 31, 2018 and a decrease of $8.6 million from September 30, 2019.  The year-over-year increase resulted primarily from issuance of common stock of $826.1 million related to the merger with State Bank, $202.0 million in 2019 net income, $157.6 million increase in other comprehensive income largely driven by the value of our interest rate collar put in place in the first quarter of 2019, partially offset by $90.1 million in cash dividends, $79.1 million related to common share buybacks, and an increase of $276.5 million in total intangible assets. The linked quarter decrease resulted from net income of $51.4 million offset by dividends on common stock of $22.4 million, a decrease of $35.7 million in other comprehensive income due to decreased fair values of derivatives and securities, a decrease of $6.5 million in intangible assets, and $9.8 million in common share repurchases.

•	Tangible book value per share(1) was $14.65 as of December 31, 2019, an increase of $1.03 from $13.62 as of December 31, 2018 and a decrease of $0.01 from $14.66 as of September 30, 2019.
•

Total outstanding shares at December 31, 2019 were 127.6 million.  Cadence repurchased $9.8 million of common stock at an average price per share of $16.21 during the quarter and $79.1 million at an average price of $18.49 during the full year 2019.

•

Total shareholders’ equity to total assets and tangible equity to tangible assets were 13.8% and 10.9%, respectively, at December 31, 2019 compared to 11.3% and 9.1% at December 31, 2018, respectively.

Asset Quality:

Credit quality metrics were elevated during 2019 as certain of our borrowers, predominantly in the Restaurant, Energy, and General C&I categories, experienced increased credit stress compared to our historical experience and long-term expectations.

•

Provision for credit losses for the full year 2019 was $111.0 million or 0.81% annualized of average loans as compared to $12.7 million or 0.14% annualized of average loans for 2018.  Provision for the fourth quarter of 2019 was $27.1 million or 0.80% annualized of average loans as compared to $8.4 million or 0.34% annualized of average loans for the fourth quarter of 2018 and $43.8 million or 1.27% annualized of average loans for the third quarter of 2019.  The current quarter’s provision was driven primarily by higher charge-offs and specific reserves.

•

Net charge-offs for the full year 2019 were $85.8 million or 0.63% annualized of average loans as compared to $5.9 million or 0.06% annualized for the full year 2018.  For the fourth quarter 2019, net charge-offs were $35.3 million or 1.04% annualized of average loans compared to $0.2 million or 0.01% annualized and $31.3 million or 0.91% annualized for the quarters ended December 31, 2018 and September 30, 2019, respectively. The current quarter charge-offs included $15.0 million in five restaurant credits, $7.7 million in three general C&I credits, $7.5 million in three energy credits and $4.3 million in three acquired credits.

•

The allowance for credit losses (“ACL”) was $119.6 million or 0.92% of total loans as of December 31, 2019, as compared to $94.4 million or 0.94% of total loans as of December 31, 2018, and $127.8 million or 0.94% of total loans as of September 30, 2019.

•	The ACL to total nonperforming loans was 100.1% as of December 31, 2019, as compared to 127.1% as of December 31, 2018, and 118.2% as of September 30, 2019.
•	Loans 30-89 days past due were 0.17% of total loans at December 31, 2019, compared to 0.06% at December 31, 2018 and 0.15% at September 30, 2019.
•

Nonperforming loans (“NPL”) as a percent of total loans were 0.92% at December 31, 2019, compared to 0.74% at December 31, 2018 and 0.79% at September 30, 2019.  NPL totaled $119.6 million, $74.2 million and $108.1 million as of December 31, 2019, December 31, 2018 and September 30, 2019, respectively.

•

Total criticized loans (see Table 6) at December 31, 2019 were $605.1 million or 4.66% of total loans as compared to $259.9 million or 2.58% at December 31, 2018 and $571.9 million or 4.19% at September 30, 2019.  The linked quarter increases included migration of certain general C&I credits.

Total Revenue:

Total operating revenue(1) for 2019 was $782.1 million, up 62.1% from 2018 reflective of the business growth during the period as well as the impact of the State Bank acquisition.  Total operating revenue(1) for the fourth quarter of 2019 was $194.8 million, up 56.9% from the same period in 2018 and flat as compared to $194.8 million in the linked quarter.

Net interest income for the full year 2019 was $651.2 million as compared to $387.7 million for 2018, an increase of 68.0%.  Net interest income for the fourth quarter of 2019 was $160.9 million, an increase of $57.8 million or 56.0%, from the same period in 2018 and an increase of $0.7 million or 0.5% from the third quarter of 2019.

•	Our fully tax-equivalent NIM (“NIM”) for 2019 increased to 4.00% compared to 3.61% for 2018. Our net interest spread for 2019 increased to 3.48% as compared to 3.17% for 2018.

•	NIM in the fourth quarter of 2019 was 3.89% as compared to 3.55% for the fourth quarter of 2018 and 3.94% for the third quarter of 2019.
•	Net interest spread in the fourth quarter of 2019 increased to 3.41% as compared to 3.05% for the fourth quarter of 2018 and 3.40% for the third quarter of 2019.

The year-over-year increase in NIM reflects the merger with State Bank as well as other positive impacts from changes in our balance sheet mix, derivative activities, funding costs, loan yields and accretion income.  The fourth quarter 2019 NIM as compared to the linked quarter was down only 5 basis points as we effectively mitigated the impact of declining rates on our loan portfolio and lower loan balances by aggressively managing funding costs and realizing the positive impact of our hedge positions.  Specifically, the NIM change during the quarter included:

(Dollars in thousands)	Net Increase (Decrease)	Basis Point Increase (Decrease)
Yields and Costs
Earning assets	$(11,574)	(32)
Funding	5,727	15
Hedging	4,944	12
Loan fees	1,986	5
Total	1,083	-
Balance Mix
Earning assets	(558)	(3)
Funding mix	526	1
Total	(32)	(2)
Accretion change	(38)	(1)
Nonaccrual impact	(302)	(2)
Total net change	$711	(5)

The impact of the changes in yields and costs on our balance sheet included the following highlights:

•

Yield on the underlying originated and ANCI loans (excluding accretion) was 5.18% for the fourth quarter of 2019, as compared to 5.21% and 5.29% for the fourth quarter of 2018 and the third quarter of 2019, respectively.  Approximately 67% of the total loan portfolio is floating at December 31, 2019. The declines in interest rates drove the declines in yields and impact on margin during the fourth quarter of 2019.

•	The negative impact of declining rates on our loan yields was partially offset by the positive impact of our hedges linked quarter:
▪

$4 billion notional LIBOR collar:  Hedge income for the collar for the fourth quarter of 2019 was $6.9 million as compared to $2.7 million for the third quarter of 2019.  The collar income year-to-date for 2019 was $9.6 million.  The collar contract expires February 2024.

▪

Rate swaps:  Swap income (loss) for the fourth quarter of 2019 was ($0.5) million as compared to ($2.0) million for the fourth quarter of 2018 and ($1.2) million for the third quarter of 2019.   Swap income year-to-date for 2019 was ($4.7) million as compared to ($5.2) million for 2018. One swap contract for $300 million expired on December 31, 2019, with the remaining $350 million contract expiring February 27, 2026.

•	Loan fees also served to positively impact total loan yields, impacted by heightened payoffs during the fourth quarter of 2019.
•

Funding costs declined meaningfully this quarter with total cost of funds for the fourth quarter of 2019 of 1.23% compared to 1.51% for the fourth quarter of 2018 and 1.41% in the linked quarter.  Total cost of deposits for the fourth quarter of 2019 was 1.14% compared to 1.34% for the fourth quarter of 2018 and 1.32% for the linked quarter.

Other impacts to NIM included:

•

The balance shift of average earning assets during the fourth quarter of 2019 negatively impacted NIM by 3 basis points as average loans declined $295.8 million and average investment securities and other short-term investments increased $541.4 million as compared to the linked quarter due to reinvestment of net liquidity into investment securities.  Our funding mix improved during the fourth quarter of 2019, with brokered deposits declining by $317.1 million and core deposits increasing by $270.2 million, positively impacting NIM by 1 basis point.

•

Declines in accretion during the fourth quarter 2019 negatively impacted NIM by 1 basis point. Total accretion for the fourth quarter of 2019 was $18.5 million and included $1.9 million of recovery income. Total accretion for the third quarter of 2019 was $18.5 million and included $0.6 million of recovery income.

•	The impact of increased nonaccrual loans during the quarter was a negative 2 basis points.

Noninterest income for the full year of 2019 was $130.9 million, an increase of $36.3 million or 38.3% from 2018.  Noninterest income for the fourth quarter of 2019 was $33.9 million, an increase of $12.9 million or 61.4% from the same period of 2018 and a decrease of $0.7 million or 2.1% over the linked quarter.

•

The year-over-year increase was due to across-the-board business growth and the merger.  The linked quarter results included a decline in credit related fees resulting from decreased loan activity, timing on service charges and lower securities gains, offset by increases in investment advisory revenue, trust services revenue and payroll processing revenue.

•

Noninterest income as a percent of total revenue for 2019 was 16.7% as compared to 19.6% for 2018, and was 17.4% for the fourth quarter of 2019 compared to 16.9% and 17.8% for the fourth quarter of 2018 and third quarter of 2019, respectively.

Noninterest expense for the full year of 2019 was $408.8 million, an increase of $150.5 million or 58.3% from 2018. Noninterest expense for fourth quarter of 2019 was $100.5 million, an increase of $27.8 million or 38.3% from the same period in 2018 and an increase of $6.2 million or 6.6% from the third quarter of 2019.

Adjusted noninterest expense(1), which excludes the impact of non-routine items(2), was $379.0 million for the full year of 2019, an increase of $141.5 million or 59.6% from 2018.  For the fourth quarter of 2019, adjusted noninterest expense was $98.4 million, up $37.5 million or 61.6% from $60.9 million for the fourth quarter of 2018 and up $5.1 million or 5.5% from $93.3 million for the third quarter of 2019. Non-routine expenses included merger-related and other expenses of $29.7 million and $20.8 million for the full years 2019 and 2018, respectively, and $2.1 million, $11.8 million and $1.0 million for the fourth quarter of 2019, fourth quarter of 2018 and third quarter of 2019, respectively. The year-over-year increase of adjusted noninterest expense was related to the State Bank acquisition.  The linked quarter increase resulted from:

•	Increase of $1.7 million in personnel costs related to increased operating compensation and the impact of the reductions in incentive in the third quarter 2019;
•	Increase of $1.6 million in loan-related expenses due to the net credit reflected in the third quarter of 2019;
•	Increase of $0.7 million in FDIC insurance assessment due to incremental credits received in the third quarter for assessments paid prior to reaching $10 billion in total assets;
•	Increase of $0.9 million in consulting and professional fees including IT, legal, accounting and audit services;
•	Increase of $0.7 million in premises and equipment due to timing of routine repairs and maintenance expenses on buildings and equipment; and
•	Increase of $0.4 million in advertising and public relations due to seasonal activity and greater focus in Atlanta.

Our adjusted efficiency ratio(1) for the full year of 2019 was 48.6% as compared to 49.6% for 2018, reflecting efficiencies from the State Bank acquisition combined with continued focus on an efficient operating platform.  The adjusted efficiency ratio for the fourth quarter of 2019 of 50.9% declined slightly from both linked and prior year quarter ratios of 48.1% and 49.0%, respectively, due to flat revenue combined with anticipated modest expense increases in the quarter.

Taxes:

The effective tax rate for the full year 2019 was 23.0% as compared to 21.3% for the full year 2018.  The effective tax rate for the quarter ended December 31, 2019 was 23.4% compared to 22.5% for the quarter ended September 30, 2019 and 24.9% for the quarter ended December 31, 2018.

Supplementary Financial Tables (Unaudited):

Supplementary financial tables (unaudited) are included in this release following the customary disclosure information.

(1)

Considered a non-GAAP financial measure.  See Table 10 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2)	See Table 10 for a detail of non-routine income and expenses.

Fourth Quarter 2019 Earnings Conference Call:

Cadence Bancorporation executive management will host a conference call to discuss fourth quarter and year end 2019 results on Thursday, January 23, 2020, at 7:30 a.m. CT / 8:30 a.m. ET. Slides to be presented by management on the conference call can be viewed by visiting www.cadencebancorporation.com and selecting “Events & Presentations” then “Presentations”.

Conference Call Access:

To access the conference call, please dial one of the following numbers approximately 10-15 minutes prior to the start time to allow time for registration and use the Elite Entry Number provided below.

Dial in (toll free):	1-888-317-6003
International dial in:	1-412-317-6061
Canada (toll free):	1-866-284-3684
Participant Elite Entry Number:	7182538

For those unable to participate in the live presentation, a replay will be available through February 6, 2020.  To access the replay, please use the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Replay Access Code:	10137976

Webcast Access:

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website: www.cadencebancorporation.com.

About Cadence Bancorporation

Cadence Bancorporation (NYSE: CADE), headquartered in Houston, Texas, is a regional financial holding company with $17.8 billion in total assets as of December 31, 2019.  Cadence operates 98 branch locations in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions.  Services and products include commercial and business banking, treasury management, specialized lending, asset-based lending, commercial real estate, SBA lending, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, payroll and insurance services, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards.  Clients have access to leading-edge online and mobile solutions, interactive teller machines, and more than 55,000 ATMs.  The Cadence team of 1,800 associates is committed to exceeding customer expectations and helping their clients succeed financially.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the impact on our financial condition, results of operations, financial disclosures, and future business strategies related to the upcoming implementation of FASB Accounting Standards Update 2016-13, Financial Instruments – Credit Losses, commonly referred to as CECL. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”, “adjusted return on average assets”, “adjusted diluted earnings per share”, and “pre-tax, pre-provision net earnings” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP).  We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.  A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables (Table 10).

###

Contact Information

Cadence Bancorporation

Media contact:

Danielle Kernell

713-871-4051

danielle.kernell@cadencebank.com

Investor relations contact:

Valerie Toalson

713-871-4103 or 800-698-7878

vtoalson@cadencebancorporation.com

Table 1 – Selected Financial Data

	As of and for the Three Months Ended					For the Years Ended December 31,
(In thousands, except share and per share data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	2019	2018
Statement of Income Data
Interest income	$207,620	$213,149	$217,124	$222,185	$143,857	$860,076	$512,666
Interest expense	46,709	52,962	56,337	52,896	40,711	208,903	124,925
Net interest income	160,911	160,187	160,787	169,289	103,146	651,173	387,741
Provision for credit losses	27,126	43,764	28,927	11,210	8,422	111,027	12,700
Net interest income after provision	133,785	116,423	131,860	158,079	94,724	540,146	375,041
Noninterest income	33,898	34,642	31,722	30,664	21,007	130,925	94,638
Noninterest expense	100,519	94,283	100,529	113,440	72,697	408,770	258,301
Income before income taxes	67,164	56,782	63,053	75,303	43,034	262,301	211,378
Income tax expense	15,738	12,796	14,707	17,102	10,709	60,343	45,117
Net income	$51,426	$43,986	$48,346	$58,201	$32,325	$201,958	$166,261
Weighted average common shares outstanding
Basic	127,953,742	128,457,491	128,791,933	130,485,521	83,375,485	128,913,962	83,562,109
Diluted	128,003,089	128,515,274	129,035,553	130,549,319	83,375,485	129,017,599	84,375,289
Earnings per share
Basic	$0.40	$0.34	$0.37	$0.44	$0.39	$1.56	$1.99
Diluted	0.40	0.34	0.37	0.44	0.39	1.56	1.97
Period-End Balance Sheet Data
Investment securities	$2,368,592	$1,705,325	$1,684,847	$1,754,839	$1,187,252	$2,368,592	$1,187,252
Total loans, net of unearned income	12,983,655	13,637,042	13,627,934	13,624,954	10,053,923	12,983,655	10,053,923
Allowance for credit losses	119,643	127,773	115,345	105,038	94,378	119,643	94,378
Total assets	17,785,421	17,855,946	17,504,005	17,452,911	12,730,285	17,785,421	12,730,285
Total deposits	14,742,794	14,789,712	14,487,821	14,199,223	10,708,689	14,742,794	10,708,689
Noninterest-bearing deposits	3,833,704	3,602,861	3,296,652	3,210,321	2,454,016	3,833,704	2,454,016
Interest-bearing deposits	10,909,090	11,186,851	11,191,169	10,988,902	8,254,673	10,909,090	8,254,673
Borrowings and subordinated debentures	372,173	371,892	376,240	717,278	471,770	372,173	471,770
Total shareholders’ equity	2,460,846	2,475,944	2,426,072	2,302,823	1,438,274	2,460,846	1,438,274
Average Balance Sheet Data
Investment securities	$2,003,339	$1,650,902	$1,716,550	$1,748,714	$1,187,947	$1,776,689	$1,180,623
Total loans, net of unearned income	13,423,435	13,719,286	13,921,873	13,798,386	9,890,419	13,714,731	9,116,602
Allowance for credit losses	132,975	119,873	106,656	97,065	87,996	114,256	90,813
Total assets	17,843,383	17,621,163	17,653,511	17,634,267	12,249,819	17,689,126	11,498,013
Total deposits	14,749,327	14,539,420	14,645,110	14,579,771	10,038,180	14,628,628	9,421,803
Noninterest-bearing deposits	3,648,874	3,456,807	3,281,383	3,334,399	2,210,793	3,431,300	2,137,953
Interest-bearing deposits	11,100,454	11,082,613	11,363,727	11,245,372	7,827,387	11,197,328	7,283,850
Borrowings and subordinated debentures	374,179	381,257	441,619	554,281	652,813	437,186	565,658
Total shareholders’ equity	2,471,398	2,447,189	2,331,855	2,241,652	1,412,643	2,373,856	1,377,471

Table 1 (Continued) – Selected Financial Data

	As of and for the Three Months Ended					For the Year Ended December 31,
(In thousands, except share and per share data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	2019	2018
Per Share Data:
Book value	$19.29	$19.32	$18.84	$17.88	$17.43	$19.29	$17.43
Tangible book value (1)	14.65	14.66	14.21	13.23	13.62	14.65	13.62
Cash dividends declared	0.175	0.175	0.175	0.175	0.150	0.700	0.550
Dividend payout ratio	43.75%	51.47%	47.30%	39.77%	38.46%	44.87%	27.64%
Performance Ratios:
Return on average common equity (2)	8.26%	7.13%	8.32%	10.53%	9.08%	8.51%	12.07%
Return on average tangible common equity (1) (2)	11.82	10.43	12.23	15.54	11.85	12.40	15.93
Return on average assets (2)	1.14	0.99	1.10	1.34	1.05	1.14	1.45
Net interest margin (2)	3.89	3.94	3.97	4.21	3.55	4.00	3.61
Efficiency ratio (1)	51.60	48.39	52.22	56.73	58.55	52.27	53.55
Adjusted efficiency ratio (1)	50.91	48.07	49.97	45.73	48.99	48.64	49.56
Asset Quality Ratios:
Total NPA to total loans, OREO, and other NPA	0.96%	0.84%	0.85%	0.63%	0.82%	0.96%	0.82%
Total nonperforming loans ("NPL") to total loans	0.92	0.79	0.80	0.57	0.74	0.92	0.74
Total ACL to total loans	0.92	0.94	0.85	0.77	0.94	0.92	0.94
ACL to total NPL	100.07	118.17	106.08	135.21	127.12	100.07	127.12
Net charge-offs to average loans (2)	1.04	0.91	0.54	0.02	0.01	0.63	0.06
Capital Ratios:
Total shareholders’ equity to assets	13.8%	13.9%	13.9%	13.2%	11.3%	13.8%	11.3%
Tangible common equity to tangible assets (1)	10.9	10.9	10.8	10.1	9.1	10.9	9.1
Common equity tier 1 (3)	11.5	11.0	10.9	10.4	9.8	11.5	9.8
Tier 1 leverage capital (3)	10.3	10.3	10.3	10.0	10.1	10.3	10.1
Tier 1 risk-based capital (3)	11.5	11.0	10.9	10.4	10.1	11.5	10.1
Total risk-based capital (3)	13.7	13.1	12.9	11.9	11.8	13.7	11.8
_____________________
(1)

Considered a non-GAAP financial measure. See Table 10 "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2)	Annualized for the three-month periods.
(3)	Current quarter regulatory capital ratios are estimates.

Table 2 – Average Balances/Yield/Rates

	For the Three Months Ended December 31,
	2019			2018
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income (1)
Originated loans	$10,160,970	$134,450	5.25%	$9,356,318	$122,674	5.20%
ANCI portfolio	3,017,005	46,247	6.08	326,463	4,298	5.22
ACI portfolio	245,474	9,857	15.93	207,638	5,584	10.67
Total loans	13,423,449	190,554	5.63	9,890,419	132,556	5.32
Investment securities
Taxable	1,806,932	11,699	2.57	980,403	6,909	2.80
Tax-exempt (2)	196,407	1,829	3.69	207,544	2,202	4.21
Total investment securities	2,003,339	13,528	2.68	1,187,947	9,111	3.04
Federal funds sold and short-term investments	930,910	3,392	1.45	437,565	2,092	1.90
Other investments	77,348	530	2.72	58,388	559	3.80
Total interest-earning assets	16,435,046	208,004	5.02	11,574,319	144,318	4.95
Noninterest-earning assets:
Cash and due from banks	107,180			73,878
Premises and equipment	128,458			63,258
Accrued interest and other assets	1,305,674			626,360
Allowance for credit losses	(132,975)			(87,996)
Total assets	$17,843,383			$12,249,819
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$8,195,455	$26,946	1.30%	$5,242,091	$20,024	1.52%
Savings deposits	262,638	320	0.48	174,156	163	0.37
Time deposits	2,642,361	14,983	2.25	2,411,140	13,792	2.27
Total interest-bearing deposits	11,100,454	42,249	1.51	7,827,387	33,979	1.72
Other borrowings	152,102	953	2.49	517,051	4,266	3.27
Subordinated debentures	222,077	3,507	6.27	135,762	2,466	7.21
Total interest-bearing liabilities	11,474,633	46,709	1.61	8,480,200	40,711	1.90
Noninterest-bearing liabilities:
Demand deposits	3,648,874			2,210,793
Accrued interest and other liabilities	248,478			146,183
Total liabilities	15,371,985			10,837,176
Shareholders' equity	2,471,398			1,412,643
Total liabilities and shareholders' equity	$17,843,383			$12,249,819
Net interest income/net interest spread		161,295	3.41%		103,607	3.05%
Net yield on earning assets/net interest margin			3.89%			3.55%
Taxable equivalent adjustment:
Investment securities		(384)			(461)
Net interest income		$160,911			$103,146
_____________________
(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using an income tax rate of 21%.

Table 2 (Continued) – Average Balances/Yield/Rates

	For the Three Months Ended December 31, 2019			For the Three Months Ended September 30, 2019
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income (1)
Originated loans	$10,160,970	$134,450	5.25%	$10,191,066	$136,333	5.31%
ANCI portfolio	3,017,005	46,247	6.08	3,269,846	54,084	6.56
ACI portfolio	245,474	9,857	15.93	258,375	7,553	11.60
Total loans	13,423,449	190,554	5.63	13,719,286	197,970	5.72
Investment securities
Taxable	1,806,932	11,699	2.57	1,447,448	9,657	2.65
Tax-exempt (2)	196,407	1,829	3.69	203,454	1,892	3.69
Total investment securities	2,003,339	13,528	2.68	1,650,902	11,549	2.78
Federal funds sold and short-term investments	930,910	3,392	1.45	741,955	3,421	1.83
Other investments	77,348	530	2.72	77,605	606	3.10
Total interest-earning assets	16,435,046	208,004	5.02	16,189,748	213,546	5.23
Noninterest-earning assets:
Cash and due from banks	107,180			123,758
Premises and equipment	128,458			128,286
Accrued interest and other assets	1,305,674			1,299,244
Allowance for credit losses	(132,975)			(119,873)
Total assets	$17,843,383			$17,621,163
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$8,195,455	$26,946	1.30%	$7,991,804	$31,064	1.54%
Savings deposits	262,638	320	0.48	250,003	274	0.43
Time deposits	2,642,361	14,983	2.25	2,840,806	17,083	2.39
Total interest-bearing deposits	11,100,454	42,249	1.51	11,082,613	48,421	1.73
Other borrowings	152,102	953	2.49	160,066	1,005	2.49
Subordinated debentures	222,077	3,507	6.27	221,191	3,536	6.35
Total interest-bearing liabilities	11,474,633	46,709	1.61	11,463,870	52,962	1.83
Noninterest-bearing liabilities:
Demand deposits	3,648,874			3,456,807
Accrued interest and other liabilities	248,478			253,297
Total liabilities	15,371,985			15,173,974
Stockholders' equity	2,471,398			2,447,189
Total liabilities and stockholders' equity	$17,843,383			$17,621,163
Net interest income/net interest spread		161,295	3.41%		160,584	3.40%
Net yield on earning assets/net interest margin			3.89%			3.94%
Taxable equivalent adjustment:
Investment securities		(384)			(397)
Net interest income		$160,911			$160,187
_____________________

(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using an income tax rate of 21%.

Table 2 (Continued) – Average Balances/Yield/Rates

	For the Years Ended December 31,
	2019			2018
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income (1)
Originated loans	$10,053,507	$542,543	5.40%	$8,632,284	$435,007	5.04%
ANCI portfolio	3,387,367	219,183	6.47	250,522	13,077	5.22
ACI portfolio	273,857	34,559	12.62	233,796	22,060	9.43
Total loans	13,714,731	796,285	5.81	9,116,602	470,144	5.16
Investment securities
Taxable	1,568,599	42,450	2.71	888,341	23,793	2.68
Tax-exempt (2)	208,090	7,983	3.84	292,282	12,077	4.13
Total investment securities	1,776,689	50,433	2.84	1,180,623	35,870	3.04
Federal funds sold and short-term investments	759,026	12,762	1.68	465,554	6,930	1.49
Other investments	70,127	2,274	3.24	54,538	2,259	4.14
Total interest-earning assets	16,320,573	861,754	5.28	10,817,317	515,203	4.76
Noninterest-earning assets:
Cash and due from banks	115,268			79,560
Premises and equipment	128,448			62,841
Accrued interest and other assets	1,239,093			629,108
Allowance for credit losses	(114,256)			(90,813)
Total assets	$17,689,126			$11,498,013
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$7,983,237	$117,462	1.47%	$4,983,113	$57,795	1.16%
Savings deposits	253,170	1,066	0.42	181,194	560	0.31
Time deposits	2,960,921	69,550	2.35	2,119,543	42,093	1.99
Total interest-bearing deposits	11,197,328	188,078	1.68	7,283,850	100,448	1.38
Other borrowings	256,815	8,704	3.39	430,159	14,678	3.41
Subordinated debentures	180,371	12,121	6.72	135,499	9,799	7.23
Total interest-bearing liabilities	11,634,514	208,903	1.80	7,849,508	124,925	1.59
Noninterest-bearing liabilities:
Demand deposits	3,431,300			2,137,953
Accrued interest and other liabilities	249,456			133,081
Total liabilities	15,315,270			10,120,542
Shareholders' equity	2,373,856			1,377,471
Total liabilities and shareholders' equity	$17,689,126			$11,498,013
Net interest income/net interest spread		652,851	3.48%		390,278	3.17%
Net yield on earning assets/net interest margin			4.00%			3.61%
Taxable equivalent adjustment:
Investment securities		(1,678)			(2,537)
Net interest income		$651,173			$387,741
_____________________

(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using an income tax rate of 21%.

Table 3 – Loan Interest Income Detail

	For the Three Months Ended					For the Years Ended December 31,
(In thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	2019	2018
Loan Interest Income Detail
Originated loans	$134,450	$136,333	$135,946	$135,815	$122,674	$542,543	$435,007
ANCI loans: interest income	37,637	43,133	49,095	51,109	4,571	180,974	12,813
ANCI loans: accretion	8,610	10,951	6,171	12,478	(273)	38,209	264
ACI loans: scheduled accretion	8,046	6,996	8,989	5,896	4,724	29,927	19,813
ACI loans: recovery income	1,811	557	1,810	453	860	4,632	2,247
Total loan interest income	$190,554	$197,970	$202,012	$205,751	$132,556	$796,285	$470,144

Loan Yields
Originated loans	5.25%	5.31%	5.43%	5.61%	5.20%	5.40%	5.04%
ANCI loans without discount accretion	4.95	5.23	5.49	5.62	5.55	5.34	5.11
ANCI loans discount accretion	1.13	1.33	0.69	1.38	(0.33)	1.13	0.11
ACI loans without recovery income	13.00	10.74	12.40	7.93	9.81	10.93	8.47
ACI loans recovery income	2.93	0.86	2.50	0.61	0.86	1.69	0.96
Total loan yield	5.63%	5.72%	5.82%	6.05%	5.32%	5.81%	5.16%

(1)	Certain reclassifications have been made to the first quarter of 2019 to conform to second quarter presentation.

Table 4 – Allowance for Credit Losses (“ACL”)

	For the Three Months Ended					For the Years Ended December 31,
(In thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	2019	2018
Balance at beginning of period	$127,773	$115,345	$105,038	$94,378	$86,151	$94,378	$87,576
Charge-offs	(35,432)	(31,650)	(18,981)	(938)	(318)	(87,001)	(8,045)
Recoveries	176	314	362	388	123	1,239	2,147
Net charge-offs	(35,256)	(31,336)	(18,619)	(550)	(195)	(85,762)	(5,898)
Provision for credit losses	27,126	43,764	28,927	11,210	8,422	111,027	12,700
Balance at end of period	$119,643	$127,773	$115,346	$105,038	$94,378	$119,643	$94,378

Allocation of Ending ACL
Originated loans	$108,860	$114,441	$105,368	$96,387	$85,402	$108,860	$85,402
Acquired non-credit impaired loans	1,426	1,650	1,091	1,117	1,052	1,426	1,052
Acquired credit impaired loans	9,357	11,682	8,886	7,534	7,924	9,357	7,924
Total ACL	$119,643	$127,773	$115,345	$105,038	$94,378	$119,643	$94,378

Table 5 – ACL Activity by Segment

	For the Three Months Ended December 31, 2019
(In thousands)	Commercial and Industrial	Commercial Real Estate	Consumer	Small Business	Total
As of September 30, 2019	$89,657	$17,507	$15,244	$5,365	$127,773
Provision for loan losses	26,058	(337)	557	848	27,126
Charge-offs	(31,496)	(3,090)	(479)	(367)	(35,432)
Recoveries	90	13	70	3	176
As of December 31, 2019	$84,309	$14,093	$15,392	$5,849	$119,643

	For the Year Ended December 31, 2019
(In thousands)	Commercial and Industrial	Commercial Real Estate	Consumer	Small Business	Total
As of December 31, 2018	$66,316	$10,452	$13,703	$3,907	$94,378
Provision for loan losses	96,669	7,556	3,259	3,543	111,027
Charge-offs	(79,590)	(3,970)	(1,802)	(1,639)	(87,001)
Recoveries	914	55	232	38	1,239
As of December 31, 2019	$84,309	$14,093	$15,392	$5,849	$119,643

Table 6 – Criticized Loans by Segment

	As of December 31, 2019
(Recorded investment in thousands)	Special Mention	Substandard	Doubtful	Total Criticized
Commercial and Industrial
General C&I	$70,058	$204,087	$8,191	$282,336
Energy sector	66,235	26,439	2,754	95,428
Restaurant industry	45,456	58,559	4,697	108,712
Healthcare	22,414	3,984	—	26,398
Total commercial and industrial	204,163	293,069	15,642	512,874
Commercial Real Estate
Income producing	36,205	7,125	—	43,330
Land and development	8,997	2,350	—	11,347
Total commercial real estate	45,202	9,475	—	54,677
Consumer
Residential real estate	152	11,603	—	11,755
Other	—	81	—	81
Total consumer	152	11,684	—	11,836
Small Business Lending	6,573	19,126	—	25,699
Total	$256,090	$333,354	$15,642	$605,086

Table 6 (Continued) – Criticized Loans by Segment

	As of September 30, 2019
(Recorded investment in thousands)	Special Mention	Substandard	Doubtful	Total Criticized
Commercial and Industrial
General C&I	$68,749	$168,054	$4,045	$240,848
Energy sector	59,504	34,645	4,988	99,137
Restaurant industry	58,406	46,707	6,676	111,789
Healthcare	29,154	4,051	—	33,205
Total commercial and industrial	215,813	253,457	15,709	484,979
Commercial Real Estate
Income producing	29,737	15,881	—	45,618
Land and development	5,906	2,362	—	8,268
Total commercial real estate	35,643	18,243	—	53,886
Consumer
Residential real estate	115	10,158	—	10,273
Other	—	16	—	16
Total consumer	115	10,174	—	10,289
Small Business Lending	5,984	16,753	—	22,737
Total	$257,555	$298,627	$15,709	$571,891

Table 7 – Nonperforming Assets

	As of December 31, 2019
(Recorded investment in thousands)	Originated	ANCI	ACI	Total
Nonperforming loans ("NPL"):
Commercial and industrial	$102,214	$3,391	$1,198	$106,803
Commercial real estate	—	1,127	—	1,127
Consumer	3,307	3,982	—	7,289
Small business	1,395	2,942	—	4,337
Total NPLs	106,916	11,442	1,198	119,556
Foreclosed OREO and other NPAs	4,330	72	1,556	5,958
Total nonperforming assets ("NPA")	$111,246	$11,514	$2,754	$125,514
NPL as a percentage of total loans	0.82%	0.09%	0.01%	0.92%
NPA as a percentage of loans plus OREO/other NPA	0.86%	0.09%	0.02%	0.97%
NPA as a percentage of total assets	0.62%	0.07%	0.02%	0.71%
Total accruing loans 90 days or more past due	$205	$741	$22,418	$23,364

Table 7 (Continued) – Nonperforming Assets

	As of September 30, 2019
(Recorded investment in thousands)	Originated	ANCI	ACI	Total
Nonperforming loans ("NPLs"):
Commercial and industrial	$86,123	$6,520	$—	$92,643
Commercial real estate	—	1,215	5,640	6,855
Consumer	1,969	3,325	—	5,294
Small business	665	2,669	—	3,334
Total NPLs	88,757	13,729	5,640	108,126
Foreclosed OREO and other NPAs	5,195	—	1,536	6,731
Total nonperforming assets ("NPAs")	$93,952	$13,729	$7,176	$114,857
NPLs as a percentage of total loans	0.65%	0.10%	0.04%	0.79%
NPAs as a percentage of loans plus OREO/other NPAs	0.69%	0.10%	0.05%	0.84%
NPAs as a percentage of total assets	0.53%	0.08%	0.04%	0.64%
Accruing 90 days or more past due	$70	$565	$23,852	$24,487

Table 8 – Noninterest Income

	For the Three Months Ended					Years Ended December 31,
(In thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	2019	2018
Noninterest Income
Investment advisory revenue	$6,920	$6,532	$5,797	$5,642	$5,170	$24,890	$21,347
Trust services revenue	4,713	4,440	4,578	4,335	4,182	18,066	17,760
Service charges on deposit accounts	5,181	5,462	4,730	5,130	3,856	20,503	15,432
Credit-related fees	5,094	5,960	5,341	4,870	5,191	21,265	16,124
Bankcard fees	1,933	2,061	2,279	2,213	1,073	8,486	5,951
Payroll processing revenue	1,373	1,196	1,161	1,419	-	5,149	-
SBA income	2,153	2,216	1,415	1,449	-	7,232	-
Other service fees	1,701	1,700	1,907	2,104	1,347	7,412	5,345
Securities gains (losses), net	317	775	938	(12)	(54)	2,018	(1,853)
Other	4,513	4,300	3,576	3,514	242	15,904	14,531
Total noninterest income	$33,898	$34,642	$31,722	$30,664	$21,007	$130,925	$94,637

Table 9 – Noninterest Expenses

	For the Three Months Ended					Years Ended December 31,
(In thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	2019	2018
Noninterest Expenses
Salaries and employee benefits	$54,840	$51,904	$53,660	$53,471	$43,495	$213,874	$154,905
Premises and equipment	11,618	10,913	11,148	10,958	8,212	44,637	30,478
Merger related expenses	925	1,010	4,562	22,000	2,049	28,497	2,983
Intangible asset amortization	5,876	6,025	5,888	6,073	598	23,862	2,755
Data processing	3,343	3,641	3,435	2,594	2,117	13,013	8,775
Software amortization	3,427	3,406	3,184	3,335	1,890	13,352	5,929
Consulting and professional fees	3,552	2,621	1,899	2,229	3,675	10,301	13,285
Loan related expenses	654	(921)	1,740	910	1,424	2,383	3,145
FDIC insurance	1,245	527	1,870	1,752	1,230	5,394	4,645
Communications	1,236	1,425	1,457	998	684	5,116	2,773
Advertising and public relations	1,764	1,368	1,104	781	928	5,017	2,523
Legal expenses	306	500	645	158	395	1,608	3,732
Other	11,732	11,864	9,938	8,181	5,999	41,716	22,373
Total noninterest expenses	$100,519	$94,283	$100,529	$113,440	$72,697	$408,770	$258,301

Table 10 – Reconciliation of Non-GAAP Financial Measures

	As of and for the Three Months Ended					As of and for the Year Ended December 31,
(In thousands, except share and per share data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	2019	2018
Efficiency ratio
Noninterest expenses (numerator)	$100,519	$94,283	$100,529	$113,440	$72,697	$408,770	$258,301
Net interest income	$160,911	$160,187	$160,787	$169,289	$103,146	$651,173	$387,741
Noninterest income	33,898	34,642	31,722	30,664	21,007	130,925	94,638
Operating revenue (denominator)	$194,809	$194,829	$192,509	$199,953	$124,153	$782,098	$482,379
Efficiency ratio	51.60%	48.39%	52.22%	56.73%	58.55%	52.27%	53.55%
Adjusted efficiency ratio
Noninterest expenses	$100,519	$94,283	$100,529	$113,440	$72,697	$408,770	$258,301
Less: merger related expenses	925	1,010	4,562	22,000	2,049	28,497	2,983
Less: secondary offerings expenses	—	—	—	—	—	—	4,552
Less: specially designated bonuses	—	—	—	—	9,795	—	9,795
Less: pension plan termination expense	1,225	—	—	—	—	1,225	—
Less: other non-routine expenses(1)	—	—	—	—	—	—	3,423
Adjusted noninterest expenses (numerator)	$98,369	$93,273	$95,967	$91,440	$60,853	$379,049	$237,548
Net interest income	$160,911	$160,187	$160,787	$169,289	$103,146	$651,173	$387,741
Noninterest income	33,898	34,642	31,722	30,664	21,007	130,925	94,638
Plus: revaluation of receivable from sale of insurance assets	—	—	2,000	—	—	2,000	—
Less: gain on sale of insurance assets	—	—	—	—	—	—	4,871
Less: gain on sale of acquired loans	1,263	—	1,514	—	—	2,777	—
Less: securities gains (losses), net	317	775	938	(12)	(54)	2,018	(1,853)
Adjusted noninterest income	32,318	33,867	31,270	30,676	21,061	128,130	91,620
Adjusted operating revenue (denominator)	$193,229	$194,054	$192,057	$199,965	$124,207	$779,303	$479,361
Adjusted efficiency ratio	50.91%	48.07%	49.97%	45.73%	48.99%	48.64%	49.56%
Tangible common equity ratio
Shareholders’ equity	$2,460,846	$2,475,944	$2,426,072	$2,302,823	$1,438,274	$2,460,846	$1,438,274
Less: goodwill and other intangible assets, net	(590,949)	(597,488)	(595,605)	(598,674)	(314,400)	(590,949)	(314,400)
Tangible common shareholders’ equity	1,869,897	1,878,456	1,830,467	1,704,149	1,123,874	1,869,897	1,123,874
Total assets	17,785,421	17,855,946	17,504,005	17,452,911	12,730,285	17,785,421	12,730,285
Less: goodwill and other intangible assets, net	(590,949)	(597,488)	(595,605)	(598,674)	(314,400)	(590,949)	(314,400)
Tangible assets	$17,194,472	$17,258,458	$16,908,400	$16,854,237	$12,415,885	$17,194,472	$12,415,885
Tangible common equity ratio	10.87%	10.88%	10.83%	10.11%	9.05%	10.87%	9.05%
Tangible book value per share
Shareholders’ equity	$2,460,846	$2,475,944	$2,426,072	$2,302,823	$1,438,274	$2,460,846	$1,438,274
Less: goodwill and other intangible assets, net	(590,949)	(597,488)	(595,605)	(598,674)	(314,400)	(590,949)	(314,400)
Tangible common shareholders’ equity	$1,869,897	$1,878,456	$1,830,467	$1,704,149	$1,123,874	$1,869,897	$1,123,874
Common shares outstanding	127,597,569	128,173,765	128,798,549	128,762,201	82,497,009	127,597,569	82,497,009
Tangible book value per share	$14.65	$14.66	$14.21	$13.23	$13.62	$14.65	$13.62

Table 10 (Continued) – Reconciliation of Non-GAAP Measures

	As of and for the Three Months Ended					As of and for the Year Ended December 31,
(In thousands, except share and per share data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	2019	2018
Return on average tangible common equity (2)
Average common equity	$2,471,398	$2,447,189	$2,331,855	$2,241,652	$1,412,643	$2,373,856	$1,377,471
Less: average intangible assets	(595,439)	(598,602)	(597,772)	(602,446)	(314,759)	(598,546)	(320,232)
Average tangible common shareholders’ equity	$1,875,959	$1,848,587	$1,734,083	$1,639,206	$1,097,884	$1,775,310	$1,057,239
Net income	$51,426	$43,986	$48,346	$58,201	$32,325	$201,958	$166,261
Plus: intangible asset amortization, net of tax	4,477	4,620	4,515	4,628	459	18,240	2,112
Tangible net income	$55,903	$48,606	$52,861	$62,829	$32,784	$220,197	$168,373
Return on average tangible common equity(1)	11.82%	10.43%	12.23%	15.54%	11.85%	12.40%	15.93%
Adjusted return on average tangible common equity (2)
Average tangible common shareholders’ equity	$1,875,959	$1,848,587	$1,734,083	$1,639,206	$1,097,884	$1,775,310	$1,057,239
Tangible net income	$55,903	$48,606	$52,861	$62,829	$32,784	$220,197	$168,373
Non-routine items:
Plus: merger related expenses	925	1,010	4,562	22,000	2,049	28,497	2,983
Plus: secondary offering expenses	—	—	—	—	—	—	4,552
Plus: specially designated bonuses	—	—	—	—	9,795	—	9,795
Plus: pension plan termination expense	1,225	—	—	—	—	1,225	—
Plus: other non-routine expenses(1)	—	—	—	—	—	—	3,423
Plus: revaluation of receivable from sale of insurance assets	—	—	2,000	—	—	2,000	—
Less: gain on sale of insurance assets	—	—	—	—	—	—	4,871
Less: gain on sale of acquired loans	1,263	—	1,514	—	—	2,777	—
Less: securities gains (losses), net	317	775	938	(12)	(54)	2,018	(1,853)
Tax expense:
Less: benefit of legacy loan bad debt deduction for tax	—	—	—	—	—	—	5,991
Less: income tax effect of tax deductible non-routine items	48	55	958	4,694	2,648	5,756	3,157
Total non-routine items, after tax	522	180	3,152	17,318	9,250	21,171	8,587
Adjusted tangible net income available to common shareholders	$56,425	$48,786	$56,012	$80,146	$42,034	$241,368	$176,961
Adjusted return on average tangible common equity(1)	11.93%	10.47%	12.96%	19.83%	15.19%	13.60%	16.74%
Adjusted return on average assets (2)
Average assets	$17,843,383	$17,621,163	$17,653,511	$17,634,267	$12,249,819	17,689,126	11,498,013
Net income	$51,426	$43,986	$48,346	$58,201	$32,325	$201,958	$166,261
Return on average assets	1.14%	0.99%	1.10%	1.34%	1.05%	1.14%	1.45%
Net income	$51,426	$43,986	$48,346	$58,201	$32,325	$201,958	$166,261
Total non-routine items, after tax	522	180	3,152	17,318	9,250	21,171	8,587
Adjusted net income	$51,948	$44,166	$51,497	$75,519	$41,575	$223,129	$174,848
Adjusted return on average assets(1)	1.16%	0.99%	1.17%	1.74%	1.35%	1.26%	1.52%

Table 10 (Continued) – Reconciliation of Non-GAAP Measures

	As of and for the Three Months Ended					As of and for the Year Ended December 31,
(In thousands, except share and per share data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	2019	2018
Adjusted diluted earnings per share
Diluted weighted average common shares outstanding	128,003,089	128,515,274	129,035,553	130,549,319	83,375,485	129,017,599	84,375,289
Net income allocated to common stock	$51,248	$43,849	$48,176	$58,028	$32,293	$201,275	$166,064
Total non-routine items, after tax	522	180	3,152	17,318	9,250	21,171	8,587
Adjusted net income allocated to common stock	$51,770	$44,029	$51,328	$75,346	$41,543	$222,446	$174,651
Adjusted diluted earnings per share	$0.40	$0.34	$0.40	$0.58	$0.50	$1.72	$2.07
Adjusted pre-tax, pre-provision net earnings
Income before taxes	$67,164	$56,782	$63,053	$75,303	$43,034	$262,301	$211,378
Plus: Provision for credit losses	27,126	43,764	28,927	11,210	8,422	111,027	12,700
Plus: Total non-routine items before taxes	570	235	4,110	22,012	11,898	26,927	17,735
Adjusted pre-tax, pre-provision net earnings	$94,860	$100,781	$96,090	$108,525	$63,354	$400,255	$241,813

(1)	Annualized for the three-month periods.
(2)

Other non-routine expenses for the year ended December 31, 2018 include expenses related to the sale of the assets of our insurance company and legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved.